Exhibit 4.79

Amendment Agreement No. 12 on Making Amendments to Certain Provisions of Non-

revolving Facility Agreement No. 5593 dated October 9, 2012 and of Amendment Agreement No. 7 dated March 4, 2016 to Non-revolving Facility Agreement No. 5593 dated October 9, 2012

Moscow	October 30, 2017

SBERBANK OF RUSSIA Public Joint Stock Company (Sberbank of Russia), further on referred to as the Lender, represented by Olga Vasilievna Kharlamova, Senior Managing Director, Head of Lending and Project Finance Division of the Lending Department of Sberbank of Russia, acting by virtue of Articles of Association and Power of Attorney No. 825- dated August 18, 2017, on the one hand, and

SOUTHERN KUZBASS COAL COMPANY Public Joint Stock Company (Southern Kuzbass PAO), further on referred to as the Borrower, represented by Pavel Viktorovich Shtark, Chief Executive Officer of Mechel Mining Management Company Limited Liability Company (abbreviated as Mechel Mining Management Company OOO, OGRN 1085410004811, address: 125167, Russian Federation, Moscow, Krasnoarmeyskaya st., 1), acting as the sole executive body of Southern Kuzbass PAO under the agreement on transfer of powers of the executive body of Southern Kuzbass OAO (Southern Kuzbass PAO since March 16, 2016) to the managing organization, Mechel Mining Management Company OOO, dated October 21, 2013, acting by virtue of Articles of Association of Mechel Mining Management Company OOO and of Southern Kuzbass PAO, on the other hand, further on collectively referred to as the Parties, entered into this Amendment Agreement No. 12 (further on referred to as the “Agreement”) on Making Amendments to Certain Provisions of Non-revolving Facility Agreement No. 5593 dated October 9, 2012 (further on referred to as the “Facility Agreement”) and of Amendment Agreement No. 7 dated March 4, 2016 (further on referred to as the “Amendment Agreement No. 7”) to Non-revolving Facility Agreement No. 5593 dated October 9, 2012 as follows:

1.    Amend respective columns of the table in clause 1.2 of the Facility Agreement containing the definition of terms “Restructuring” and “Refinancing” as well as in clause 8.2.20 of the Facility Agreement by using “till April 1, 2018” instead of “till June 30, 2016”.

2.    Sub-clause 7.1.7.32 of the Facility Agreement shall be amended and restated as follows:

“7.1.7.32.    Failure to fulfill/non-fulfillment by the Borrower of any of the obligations and conditions provided for by sub-clauses 4.3 and/or 8.2.5, and/or 8.2.6, and/or 8.2.7, and/or 8.2.8, and/or 8.2.9, and/or 8.2.10, and/or 8.2.11, and/or 8.2.12, and/or 8.2.13, and/or 8.2.14, and/or 8.2.15, and/or 8.2.16, and/or 8.2.17, and/or 8.2.18, and/or 8.2.19, and/or 8.2.20, and/or 8.2.21, and/or 8.2.22, and/or 8.2.23, and/or 8.2.24, and/or 8.2.25, and/or 8.2.26, and/or 8.2.27, and/or 8.2.28, and/or 8.2.29, and/or 8.2.30, and/or 8.2.32, and/or 8.2.33, and/or 8.2.34, and/or 9.1.1, and/or 9.1.2, and/or 9.1.3, and/or 9.1.4, and/or 9.1.5, and/or 9.1.6, and/or 9.1.7, and/or 9.1.8, and/or 9.1.9, and/or 9.1.10, and/or 9.1.11, and/or 9.1.12, and/or 9.1.13, and/or 9.1.14, and/or 9.1.15, and/or 9.1.16, and/or 9.1.17, and/or 9.1.18, and/or 9.1.19, and/or 9.1.20, and/or 10.1, and/or 10.2 of the Facility Agreement, and/or of the conditions of Appendix 6 to the Facility Agreement.”

3.    Clause 7.1.7.36 of Article 7 of the Facility Agreement shall be amended and restated as follows:

“7.1.7.36.    Failure by the Borrower to fulfill the obligation stated in clause 8.2.30 of the Facility Agreement till July 1, 2018 (inclusive) and in case of meeting the conditions stated by the second paragraph of clause 8.2.30 of the Facility Agreement till August 1, 2018 (inclusive).”

4.    Sub-clause 7.1.11 of the Facility Agreement shall be amended and restated as follows:

“7.1.11.    At its own discretion to exercise the right prescribed by clause 7.1.7 of the Facility Agreement and/or demand the Borrower to pay a penalty as per clause 11.5 of the Facility Agreement in each case/in case of non-fulfillment of each of the obligations under sub-clauses 8.2.5 and/or 8.2.6, and/or 8.2.7, and/or 8.2.8, and/or 8.2.9, and/or 8.2.10, and/or 8.2.13, and/or 8.2.14, and/or 8.2.15, and/or 8.2.17, and/or 8.2.22, and/or 8.2.26, and/or 8.2.28, and/or 8.2.29, and/or 8.2.34, and/or clause 1 of Appendix No. 6 to the Facility Agreement.”

5.    Clause 8.2.30 of the Facility Agreement shall be amended and restated as follows:

“8.2.30.    Ensure the Lender is provided with the duly certified documents (copies of the minutes) confirming the adoption by the general meeting of shareholders of each of the public joint stock companies of Mechel Group of resolutions to approve amendment agreements being concluded between the Lender and each of the public joint stock companies of Mechel Group that are related party transactions and/or major transactions to the agreements implying provision to the Lender of a security for the performance of obligations of Mechel Group companies under all facility agreements signed with the Lender (including the Facility Agreement), as amended as of October 30, 2017, if in accordance with the legislation the resolution of such a matter is attributed to the competence of the general meeting of shareholders of the public joint stock companies of Mechel Group, within a reasonable time but in any case not later than July 1, 2018 (inclusive).

If the Borrower ensures the conclusion (without submitting documents confirming their approval to the Lender) of the transactions specified in the first paragraph of this clause of the Facility Agreement by December 31, 2017, the timeline for fulfillment of the obligation by the Borrower related to the provision of the Lender with the documents (copies of the minutes) confirming the adoption by the general meeting of shareholders of each of the public joint stock companies of Mechel Group of resolutions to approve the above transactions concluded before December 31, 2017 shall be postponed to August 1, 2018 (inclusive).”

6.    Clause 8.2.34 of Article 8 of the Facility Agreement shall be amended by adding the following:

“8.2.34.    Ensure conclusion with the Lender of respective amendment agreement to the Facility Agreement on amendments to the mandatory repayment terms (Cash-sweep mechanism) stated in Appendix No. 6 to the Facility Agreement (further on referred to as the “Terms”) based on the recommendations of the Independent financial advisor.

Recommendations of the Independent financial advisor are to be provided to the Lender anually (in case if there are any) not later than 10 (Ten) business days from the date whichever is the latest: the date a report of the Independent financial advisor is provided to the Lender or the date the audited consolidated annual statements of Mechel PAO prepared in accordance with IFRS or US GAAP standards starting from the statements for 2017 are provided to the Lender.

After getting recommendations from the Independent financial advisor the Lender shall send a draft of the amendment agreement to the Facility Agreement containing the amended Terms to the Borrower for approval not later than 90 (Ninety) calendar days before the date of sending a notification of the necessity to correct the Terms (further on referred to as the “Notification of Cash-sweep mechanism correction”) to the Borrower. In the absence of the Borrower’s approval of the mentioned draft of the amendment agreement during 90 (Ninety) calendar days, the amendment agreement shall be considered approved and the Lender shall send to the Borrower the Notification of Cash-sweep mechanism correction and supplement it with the draft of the amendment agreement. The Borrower shall sign the amendment agreement not later than 30 (Thirty) calendar days from the date of receipt of the Notification of Cash-sweep mechanism correction”.

7.    Article 9 of the Facility Agreement shall be amended and restated as follows:

“9.1.    In order to ensure timely and complete fulfillment of the Borrower’s obligations under the Facility Agreement, including loan repayment, interest payment, payment of commission fees under the Facility Agreement, the following shall be provided by the Borrower to the Lender:

9.1.1.    Ordinary shares of Mechel Mining Joint Stock Company (Mechel Mining AO, address: Russian Federation, 125167, Moscow, Krasnoarmeyskaya st., 1, OGRN 1085406013846, ITIN 5406437129) owned by Mechel PAO, being subject of a pledge under Pledge agreement No. -5703 dated December 19, 2013 concluded between the Lender and Mechel PAO, the par value is 7.37 (Seven 37/100) rubles per one share in the quantity of not less than 25 (Twenty-five) percent plus 1 (One) share of the total number of placed ordinary shares of Mechel Mining AO, shall be provided for pledge/secondary pledge.

Further on in case of issue and placement of additional ordinary shares of Mechel Mining AO, the

Amendment Agreement No.12 dated October 30, 2017

to Non-revolving Facility Agreement No. 5593 dated October 9, 2012

Borrower undertakes within 10 (Ten) business days from the date of registration of the report on the results of the issue of shares with the authorized governmental bodies to ensure pledging with the Lender of such a quantity of ordinary shares of Mechel Mining AO so that the proportion of ordinary shares of Mechel Mining AO pledged/secondary pledged with the Lender following such placement of additional shares would be at least 25 (Twenty-five) percent plus 1 (One) share of the total number of placed ordinary shares of Mechel Mining AO.

In case of issue of preferred shares by Mechel Mining AO followed by the resolution of Mechel Mining AO on non-payment of dividends on its own preferred shares, the Borrower undertakes within 10 (Ten) business days from the date of adoption by Mechel Mining AO of the resolution on non-payment of dividends on preferred shares to ensure pledging with the Lender of such a quantity of shares of Mechel Mining AO so that the proportion of voting shares of Mechel Mining AO pledged/secondary pledged with the Lender would be at least 25 (Twenty-five) percent plus 1 (One) share of the total number of voting shares of Mechel Mining AO, whereas the proportion of pledged/secondary pledged ordinary shares shall be at least 25 (Twenty-five) percent plus 1 (One) share of the total number of ordinary shares of Mechel Mining AO.

9.1.2.    Movable property owned by Chelyabinsk Metallurgical Plant Public Joint Stock Company (CMP PAO, address: Russian Federation, 454047, Chelyabinsk, 2-ya Paveletskaya st., 14, ITIN 7450001007, OGRN 1027402812777), being subject of a pledge under Pledge agreement No. 5609-5624- A -1 dated April 29, 2016 concluded between the Lender and CMP PAO, shall be provided for pledge/secondary pledge.

9.1.3.    Immovable property owned by CMP PAO, being subject of a pledge under Mortgage agreements No. 5321- -1 dated June 1, 2011 and No. 72986 dated March 16, 2011 concluded between the Lender and CMP PAO, shall be provided for pledge/secondary pledge not later than December 31, 2017 (inclusive).

9.1.4.    Ordinary shares of Beloretsk Metallurgical Plant Joint Stock Company (BMP AO, address: Russian Federation, the Republic of Bashkortostan, 453500, Beloretsk, Blukhera st., 1, OGRN 1020201623716, ITIN 0256006322) owned by Mechel PAO, being subject of a pledge under Pledge agreement No. 5321- A -3 dated November 11, 2010 concluded between the Lender and Mechel PAO, the par value is 1 (One) ruble per one share in the quantity of not less than 25 (Twenty-five) percent plus 1 (One) share of the total number of placed ordinary shares of BMP AO, shall be provided for pledge/secondary pledge.

Further on in case of issue and placement of additional ordinary shares of BMP AO, the Borrower undertakes within 10 (Ten) business days from the date of registration of the report on the results of the issue of shares with the authorized governmental bodies to ensure pledging/secondary pledging with the Lender of such a quantity of ordinary shares of BMP AO so that the proportion of ordinary shares of BMP AO pledged/secondary pledged with the Lender following such placement of additional shares would be at least 25 (Twenty-five) percent plus 1 (One) share of the total number of placed ordinary shares of BMP AO.

In case of adoption by BMP AO of the resolution on non-payment of dividends on its own preferred shares, the Borrower undertakes within 10 (Ten) business days from the date of adoption by BMP AO of the resolution on non-payment of dividends on preferred shares to ensure pledging/secondary pledging with the Lender of such a quantity of shares of BMP AO so that the proportion of voting shares of BMP AO pledged with the Lender would be at least 25 (Twenty-five) percent plus 1 (One) share of the total number of voting shares of BMP AO, whereas the proportion of pledged/secondary pledged ordinary shares shall be at least 25 (Twenty-five) percent plus 1 (One) share of the total number of ordinary shares of BMP AO.

9.1.5.    Movable property (including special-purpose equipment) owned by Bratsk Ferroalloy Plant Limited Liability Company (BFP OOO, address: Russian Federation, Irkutsk region, 665716, Bratsk, P 01 11 01 00, OGRN 10338008455760, ITIN 380450001), being subject of a pledge under Pledge agreements No. 159/3-1 dated October 14, 2010 and No. 160/3-1 dated November 8, 2010 concluded between the Lender and BFP OOO, shall be provided for pledge/secondary pledge.

9.1.6.    Movable property (special-purpose equipment) owned by Southern Kuzbass Coal Company Public Joint Stock Company (Southern Kuzbass PAO, address: Russian Federation, Kemerovo region, 652877, Mezhdurechensk, Yunosti st., 6, OGRN 1024201388661, ITIN 4214000608), being subject of a pledge under Pledge agreements No. -13/1 dated March 25, 2010, No. -13/2/1 dated August 31, 2010, No. -13/3 dated March 17, 2014 and No. -5593-5594-8507-8508 dated October 31, 2014 concluded between the Lender and Southern Kuzbass PAO, shall be provided for pledge/secondary pledge.

9.1.7.    Immovable property owned by Izhstal Public Joint Stock Company (Izhstal PAO, address: Russian Federation, the Republic of Udmurtia, 426006, Izhevsk, Novoazhimova st., 6, OGRN 1021801435325, ITIN 1826000655), being subject of a pledge under Mortgage agreements No. 31-3 dated

Amendment Agreement No.12 dated October 30, 2017

to Non-revolving Facility Agreement No. 5593 dated October 9, 2012

February 13, 2009, No. 186- dated July 6, 2009 and No. 119- dated July 22, 2010 concluded between the Lender and Izhstal PAO, shall be provided for pledge/secondary pledge not later than December 31, 2017 (inclusive).

9.1.8.    Immovable property owned by BFP OOO, being subject of a pledge under Mortgage agreement No. 159/ -1 dated November 25, 2010 concluded between the Lender and BFP OOO, shall be provided for pledge/secondary pledge.

9.1.9.    Movable property (including special-purpose equipment) owned by Korshunov Mining Plant Public Joint Stock Company (Korshunov Mining Plant PAO, address: Russian Federation, Irkutsk region, 665651, Zheleznogorsk-Ilimsky, Ivashchenko st., 9, A/1, OGRN 1023802658714, ITIN 3834002314), being subject of a pledge under Pledge agreements No. 028-029/3-1 dated March 16, 2010, No. 028-029/3-2 dated March 16, 2010 and No. 028-029/3-3 dated March 16, 2010 concluded between the Lender and Korshunov Mining Plant PAO, shall be provided for pledge/secondary pledge.

9.1.10.    Movable property (special-purpose equipment) owned by Yakutugol Joint Stock Holding Company (Yakutugol JSHC, address: Russian Federation, the Republic of Sakha (Yakutia), 678960, Neryungri, Lenina pr., 3/1, OGRN 1021401009057, ITIN 1434026980), being subject of a pledge under Pledge agreement No. 17 dated April 23, 2010 concluded between the Lender and Yakutugol JSHC, shall be provided for pledge/secondary pledge.

9.1.11.    Suretyship of Mechel PAO for the full amount of the Borrower’s obligations under the Facility Agreement but not more than the maximum liability amount equivalent to 565,600,000.00 (five hundred sixty-five million six hundred thousand) US dollars with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.12.    Suretyship of Mecheltrans Limited Liability Company (Mecheltrans OOO, address: Russian Federation, 117437, Moscow, Ostrovityanova st., bld. 9, site 4, OGRN 1027739053374, ITIN 7728246919) for the full amount of the Borrower’s obligations under the Facility Agreement with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.13.    Suretyship of Mechel Service Limited Liability Company (Mechel Service OOO, address: Russian Federation, Moscow, Mishina st., 35, OGRN 1057746840524, ITIN 7704555837) for the full amount of the Borrower’s obligations under the Facility Agreement with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.14.    Suretyship of BFP OOO for the full amount of the Borrower’s obligations under the Facility Agreement with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.15.    Suretyship of CMP PAO:

9.1.15.1. with the liability limit not exceeding 2,120,000,000 (Two billion one hundred twenty million) rubles with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request;

9.1.15.2. not later than December 31, 2017 (inclusive) with the liability limit of 9.99 (Nine point ninety-nine) percent of the book value of the assets of CMP PAO calculated based on the balance sheet data for the last reporting date preceding the resolution of the Board of Directors and with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.16.    Suretyship of Izhstal PAO:

9.1.16.1. with the liability limit not exceeding 252,700,000 (Two hundred fifty-two million seven hundred thousand) rubles with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request;

9.1.16.2. not later than December 31, 2017 (inclusive) with the liability limit of 9.99 (Nine point

Amendment Agreement No.12 dated October 30, 2017

to Non-revolving Facility Agreement No. 5593 dated October 9, 2012 ninety-nine) percent of the book value of the assets of Izhstal PAO calculated based on the balance sheet data for the last reporting date preceding the resolution of the Board of Directors and with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.17.    Suretyship of Korshunov Mining Plant PAO:

9.1.17.1. with the liability limit not exceeding 600,000,000 (Six hundred million) rubles with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request;

9.1.17.2. not later than December 31, 2017 (inclusive) with the liability limit of 9.99 (Nine point ninety-nine) percent of the book value of the assets of Korshunov Mining Plant PAO calculated based on the balance sheet data for the last reporting date preceding the resolution of the Board of Directors and with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.18.    Suretyship of Yakutugol JSHC for the full amount of the Borrower’s obligations under the Facility Agreement with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.19.    Suretyship of Mechel Mining AO for the full amount of the Borrower’s obligations under the Facility Agreement with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.

9.1.20.    Not later than December 31, 2017 (inclusive) suretyship of Mechel Carbon AG (address: 6340 Baar, Switzerland, Oberdorfstrasse 11, registration number CH-170.3.032.036-7) to the extent permitted by the law of the Swiss Confederation with the conclusion of an agreement making the Lender entitled for writing off the funds from the surety’s accounts opened with the Lender to be used for overdue indebtedness repayment under the Facility Agreement without any respective surety’s payment request.”.

8.    Clause 11.5 of the Facility Agreement shall be amended and restated as follows:

“11.5.    In each of the cases/in case of non-fulfillment by the Borrower of each of the obligations stipulated in the clauses of the Facility Agreement listed in the table in this clause of the Facility Agreement, the Borrower based on the Lender’s request in accordance with clause 7.1.11 of the Facility Agreement shall pay the Lender a penalty in the amount specified in this table.

Ref. No.	Clause of the Facility Agreement	Penalty Amount
1	8.2.5, 8.2.6, 8.2.10, 8.2.26	5 000 (Five thousand) rubles for each day of non-fulfillment of an obligation

2	8.2.7, 8.2.8, 8.2.9, 8.2.13, 8.2.14, 8.2.15, 8.2.17, 8.2.22, 8.2.29, clause 1 to Appendix No. 6 to the Facility Agreement	150 000 (One hundred fifty thousand) rubles for each case of non-fulfillment of an obligation, but not more than 1 000 000 (One million) rubles per year in aggregate

3	8.2.34	0.01 (Zero point zero one) percent per year of the outstanding debt under the loan (as of the date of non-fulfillment of an obligation) for each day of such non-fulfillment

The penalty shall be paid within 5 (Five) business days from the day respective notification of penalty payment is received from the Lender.”.

9.    All other clauses and terms of the Facility Agreement and Amendment Agreement No. 7 not amended by this Agreement shall remain in full force and effect.

Amendment Agreement No.12 dated October 30, 2017

to Non-revolving Facility Agreement No. 5593 dated October 9, 2012

10.    The Agreement shall enter into force upon its signing by the Parties and shall constitute an integral part of the Facility Agreement.

11.    The Agreement is made in 2 (Two) copies of equal legal force, one copy for the Lender and another copy for the Borrower.

Address and Bank Details of the Parties

Lender:

Location: Russian Federation, Moscow.

Address and postal address: 117997, Moscow, Vavilova st., 19.

e-mail: mechel@sberbank.ru.

ITIN 7707083893, OGRN 1027700132195, KPP 773601001, OKPO 00032537.

For settlements in rubles: account 30301810000006000014, correspondent account No. 30101810400000000225 in the Main Branch of the Central Bank of the Russian Federation in the Central Federal District, BIK 044525225.

For settlements in US dollars: account No. 30301840300006000014 Sberbank, Moscow, SWIFT SABRRUMM (HEAD OFFICE - ALL OFFICES in RUSSIA) BANK OF NEW YORK MELLON NEW YORK, NY, SWIFT IRVT US 3N

For settlements in EURO: account No. 30301978900006000014 Sberbank, Moscow, SWIFT SABRRUMM (HEAD OFFICE - ALL OFFICES in RUSSIA) DEUTSCHE BANK AG FRANKFURT AM MAIN, SWIFT DEUTDEFF.

Telephone: (495) 957-55-63. Fax: (495) 957-55-68.

Borrower:

Location: Russian Federation, Kemerovo region, Mezhdurechensk.

Address and postal address: Russian Federation, address: Russian Federation, Kemerovo region, 652877, Mezhdurechensk, Yunosti st., 6.

e-mail: corpfin@mechel.com.

ITIN 4214000608, OGRN 1024201388661, KPP 421401001, OKPO 26644096.

Settlement account No. 40702810026070100405 in Kemerovo office No. 8615 of Sberbank of Russia.

Telephone: 8 (38475) 7-22-00 (inquiry desk), 7-22-37. Telefax: 8 (38475) 7-22-41.

Signatures of the Parties

Lender	Borrower

Senior Managing Director – Head of Lending and Project Finance Division of the Lending Department of Sberbank of Russia	Chief Executive Officer of managing organization – Mechel Mining Management Company OOO

O.V. Kharlamova	P.V. Shtark
L.S.	L.S.

Amendment Agreement No.12 dated October 30, 2017

to Non-revolving Facility Agreement No. 5593 dated October 9, 2012